Exhibit 10.10

Axcelis Technologies, Inc.
Named Executive Officer Base Compensation at March 1, 2007

This Exhibit discloses the current understandings with respect to base compensation between Axcelis Technologies, Inc. (the “Company”) and each of:

•       the Company’s principal executive officer (Mary G. Puma),

•       the Company’s principal financial officer (Stephen G. Bassett), and

•       the three most highly compensated other executive officers serving as executive officers at December 31, 2006.

These executive officers are referred to herein as “named executive officers” or “NEOs.”

Other than in the case of Mary G. Puma, has not entered into any written agreements with its named executive officers addressing the amount of base salary due to the executive. The Company’s Employment Agreement with Ms. Puma is listed as Exhibit 10.12 to this Form 10-K (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-36330)). The Company maintains that all executive officers, other than Ms. Puma, are employees at will and that the Company has no obligation to pay base salary, other than amounts accrued for services rendered prior to termination of employment and other than in circumstances where the Change of Control Agreements described in our Proxy Statement and filed as an Exhibit to this Form 10-K are applicable.

In the course of the employment relationship with each NEO, the Company communicates to the named executive officer the amount of base salary approved by the Compensation Committee of the Board of Directors, which compensation is subject to change in the discretion of the Compensation Committee of the Board of Directors. The following table sets forth the annual base salary as communicated to the named executive officers of the Company as in effect on March 1, 2007:

Named Executive Officer	Title	Base Salary
Mary G. Puma	President and Chief Executive Officer	$500,000
Stephen G. Bassett	Executive VP and Chief Financial Officer	$276,000
Matthew Flynn	Senior VP, Global Customer Operations	$315,000
Lynnette C. Fallon	Executive VP HR/Legal and General Counsel	$305,000
Kevin Brewer	Senior VP, Manufacturing Operations	$250,000